UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2023

New Mountain Guardian IV Unlevered BDC, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	814-01639	92-0964074
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2023 (the “Closing Date”), New Mountain Guardian IV Unlevered BDC, L.L.C. (the “Company”) entered into a loan authorization agreement (the “Loan Authorization Agreement”) with BMO Harris Bank N.A. ("BMO"), which allows the Company to borrow on a revolving credit basis an aggregate principal amount up to $15,000,000 (the “BMO Facility”). All outstanding borrowings under the BMO Facility are due upon BMO's request within 15 business days. The BMO Facility is collateralized by the unfunded capital commitments of each of the Company’s investors. The BMO Facility bears interest at the greater of (i) the SOFR Quoted Rate (as defined in the Loan Authorization Agreement) for such day plus 2.50% or (ii) the prime commercial rate minus 0.25% per annum.

The description above is only a summary of the material provisions of the BMO Facility and is qualified in its entirety by reference to the Loan Authorization Agreement, which is filed as Exhibits 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits.

Exhibit No.

10.1	Loan Authorization Agreement between the Company and BMO Harris Bank N.A., dated June 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian IV UNLEVERED BDC, L.L.C.

Date: July 6, 2023	By:	/s/ Joseph W. Hartswell
		Name:	Joseph W. Hartswell
		Title:	Chief Compliance Officer and Corporate Secretary